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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------





The Board of Directors
Lincoln Park Bancorp


         We consent to incorporation by reference in Registration Statement on Form S-8 of Lincoln Park Bancorp of our report dated January 27, 2006, relating to the consolidated statements of financial condition of Lincoln Park Bancorp and Subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for the years then ended, which report appears in the Annual Report on Form 10-KSB/A, Amendment No. 1, for the fiscal year ended December 31, 2005.




                                               /s/ Beard Miller Company LLP




Beard Miller Company LLP
Pine Brook, New Jersey
October 31, 2006